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                                                                   EXHIBIT 10.15


                                 PROMISSORY NOTE


$1,041,481.77                                           Los Angeles, California
                                                        December 31, 2002

         FOR VALUE RECEIVED, the undersigned, US DATAWORKS, INC., a Nevada corporation ("Maker"), hereby unconditionally promises to pay to the order of ACI COMMUNICATIONS HOLDINGS, INC. f/k/a ALLSTATE COMMUNICATIONS, INC., a California corporation ("Payee"), at Payee's offices located at 21621 Nordhoff Street, Chatsworth, California 91311, or such place as may be designated by the holder of this Promissory Note from time to time, the principal sum of ONE MILLION, FORTY-ONE THOUSAND FOUR HUNDRED EIGHTY-ONE AND 77/100 DOLLARS ($1,041,481.77) with interest on the unpaid principal balance from the date hereof until repaid at a rate per annum equal to TEN PERCENT (10%), computed on the basis of a 365-day year and actual time elapsed, both principal and interest to be paid in lawful money of the United States of America in the following schedule:

                  (i) THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000.00) per month for the months of January through December of 2003. All payments shall be due on or before the twentieth (20th) day of each month (the "Monthly Due Date"); and

                  (ii) additional payments that constitute FIFTEEN PERCENT (15%) of all proceeds from any Financings, payable within three (3) business days of Maker's receipt of funds (such date, the "Financing Date"), until the Promissory
Note is paid in full. For purposes of this Promissory Note, the term "Financings" shall mean Maker's receipt of not less than ONE HUNDRED THOUSAND DOLLARS ($100,000) of new capital invested into Maker from any Third Party Investor; EXCLUDING, any debt or capital restructuring of Maker or the exercise of any warrant outstanding as of even date herewith. For purposes of this Promissory Note, the term "Third Party Investor" does not include Charles Ramey or any commercial lending entity providing funding to Maker for the specific purpose of facilitating the installation of Maker's products with a licensee.


         All amounts received from Maker shall first be applied to accrued and unpaid interest, except in the case of default, at which time amounts received may first be applied against costs and expenses of collection. Notwithstanding any payments by Maker, any unpaid balance and all accrued and unpaid interest of this Promissory Note shall be paid to Payee no later than December 31, 2003 (the "Maturity Date"). Maker may prepay this Promissory Note at any time prior to the Maturity Date without penalty. Payee shall extend to Maker a five (5) business day grace period ("Grace Period") beyond the Financing Date, Monthly Due Date and Maturity Date on payment of the Promissory Note; after the five (5) business day grace period, any past due amount shall accrue additional interest at the rate of TEN PERCENT (10%) per annum (any past due amount and interest accrued thereon hereinafter referred to as the "Past Due Amount"), commencing from the corresponding the Financing Date, Monthly Due Date and Maturity Date. Maker will


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be entitled to use the Grace Period for not more than two (2) occasions during the term of this Promissory Note. If (a) any portion of the Past Due Amount remains due and outstanding for a period greater than thirty (30) days following the corresponding Financing Date, Monthly Due Date or Maturity Date (unless a longer cure period is mutually agreed by the parties), or (b) Maker fails to make the corresponding payment on or before the Financing Date, Monthly Due Date or Maturity Date for a third time during the term of the Promissory Note, then Payee at its option may declare the principal of this Promissory Note, and any other amounts owing hereunder, to be immediately due and payable whereupon such amounts shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which Maker hereby expressly waives.

         Should Maker fail to pay the Payee the Past Due Amount within thirty
(30) days following Maker's receipt of Payee's "Notice of Breach" (as such term is defined in that certain Security Agreement entered into by and between Maker and Payee on even date herewith; the "Security Agreement"), then such failure to pay shall constitute an "Event of Default" as described in the Security Agreement.

         Notwithstanding anything in this Promissory Note to the contrary, Maker, and any and all endorsers, sureties hereof and all other persons liable or to become liable hereon, severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Promissory Note, protest and notice of protest, diligence in collecting and bringing suit against any other party, and agree to all renewals, extension, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the Maturity Date. The pleading of the statute of limitations as a defense to any demand against the makers, endorsers, guarantors and sureties hereof is expressly waived by each and all such parties to the extent permitted by law.

         Notwithstanding anything herein to the contrary, at no time shall any amounts payable on or under this Promissory Note, to the extent such amounts are construed to constitute a late fee, finance charge or interest, exceed the maximum rate or amount thereof permitted by law. If, at any time, the applicable rate or amount computed in the manner provided in this Promissory Note exceeds the maximum lawful rate or amount which may be charged (the "Maximum Rate"), such rate or amount shall be limited to the Maximum Rate. If and for so long as any applicable law is ever judicially interpreted so as to render usurious any amount called for under this Promissory Note, all excess amounts collected by Payee shall be credited to the outstanding principal balance hereof and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with such applicable law and permit the recovery of the fullest amount otherwise called for hereunder.

         This Promissory Note shall be construed and enforced in accordance with the laws of the State of California.

US DATAWORKS, INC.
A Nevada Corporation

By:      /S/ CHARLES RAMEY
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Name:    CHARLES RAMEY
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Its:     CEO
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